SECRETARY OF STATE

STATE OF NEVADA

LIMITED LIABILITY COMPANY CHARTER

I, ROSS MILLER, the Nevada Secretary of State, do hereby certify that **SEVEN BASE CONSULTING, LLC** did on October 17, 2008, file in this office the Articles of Organization for a Limited Liability Company, that said Articles of Organization are now on file and of record in the office of the Nevada Secretary of State, and further, that said Articles contain all the provisions required by the laws governing Limited Liability Companies in the State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on October 20, 2008.

ROSS MILLER
Secretary of State

Certified By: Stacey Roter
Certificate Number: C20081017-2177

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080685957-40
Ross Miller Secretary of State State of Nevada	Filing Date and Time 10/17/2008 3:19 PM
	Entity Number E0651382008-3

Articles of Organization
Limited-Liability Company
(PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited-Liability Company: (must contain approved limited-liability company wording; see instructions)

Seven Base Consulting, LLC

Check box if a Series Limited-Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: Name

☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below)

Scott Ence
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

529 Summer Mesa Drive, Las Vegas, Nevada 89144
Street Address, City, Zip Code

Mailing Address (if different from street address), City, Nevada, Zip Code

3. Dissolution Date: (optional)

Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)

Company shall be managed by ☒ Manager(s) OR ☐ Member(s) (check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)

1) KCS HOLDINGS, INC.
Name
529 Summer Mesa Drive, Las Vegas, NV 89144
Street Address, City, State, Zip Code

2) SHOGUNN MMA MANAGEMENT, LLC.
Name
2664 French Roast Place, Henderson, NV 89052
Street Address, City, State, Zip Code

3)
Name
Street Address, City, State, Zip Code

6. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)

Scott Ence
Name

X [signature]
Organizer Signature

529 Summer Mesa Drive, Las Vegas, NV 89144
Address, City, State, Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date 10/16/08

This form must be accompanied by appropriate fees.